Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

COMBINED BALANCE SHEETS

	September 30,	March 31,
	2012	2012
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$13,692	$3,608
Other receivables	--	451
Prepaid expenses and other current assets	59,659	34
Total current assets	73,351	4,093
SHAREHOLDERS RECEIVABLES	--	28,676
PROPERTY, PLANT AND EQUIPMENT, Net	39	40
TOTAL ASSETS	$73,390	$32,809

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$13,815	$--
Accrued expenses and other payables	1,039	844
Shareholders payables	48,525	--
Total current liabilities	63,379	844

STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Registered Capital	122,625	122,625
Accumulated deficit	(112,313)	(90,477)
Accumulated other comprehensive loss	(301)	(183)
TOTAL EQUITY	10,010	31,965
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,390	$32,809

See accompanying notes to combined financial statements.

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	For the Six Months Ended September 30,
	2012	2011
Revenue	$145,190	$49,017
Cost of Revenue	110,166	46,897
Gross Profits	35,024	2,120

Operating Expenses
General and administrative expenses	25,512	9,535
Selling expenses	31,354	16,843
Total operating expenses	56,866	26,378

Loss from Operations	(21,842)	(24,258)

Other Income
Interest income	6	1
Total other income	6	1
Loss Before Income Tax	(21,836)	(24,257)
Income Tax Provision	--	--
NET LOSS	$(21,836)	$(24,257)

Comprehensive Loss
Net loss	$(21,836)	$(24,257)
Foreign currency translation adjustment	(118)	380
Comprehensive Loss	$(21,9540)	$(23,877)

                                    See accompanying notes to combined financial statements.

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended September 30,
	2012		2011
Cash Flows from Operating Activities
Net loss		$(21,836)		$(24,257)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization		--		122
Other receivables		448		879
Changes in operating assets and liabilities:
Prepaid expenses and other current assets		(59,146)		--
Accrued expenses and other payables		13,897		638
Net cash used in operating activities		(66,637)		(22,618)
Cash Flows from Investing Activities
Repayment from shareholders receivables		76,633		23,276
Net cash provided by (used in) investing activities		76,633		23,276
Effect of Changes in Exchange Rate		88		15
NET INCREASE IN CASH AND CASH EQUIVALENTS		10,084		673
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		3,608		199

CASH AND CASH EQUIVALENTS, END OF PERIOD		$13,692		$872
Supplemental disclosures of cash flow information:
Cash paid for interest	$		$
Cash paid for income taxes	$		$

See accompanying notes to combined financial

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

1. Basis of presentation

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. All significant inter-company accounts and transactions have been eliminated in consolidation. The unaudited condensed combined financial statements are presented in U.S. dollars, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim condensed combined financial statements be read in conjunction with the financial statements of the Company for the year ended March 31, 2012. The Company follows the same accounting policies in the preparation of interim reports.

2. Organization and Nature of Business

On November 22, 2012, Realgold Venture Pte Limited (“Realgold”), a wholly owned subsidiary registered in Hong Kong of Realgold International Inc,, whose Common Stock is traded on the Over the Counter Bulletin Board under the symbol “Rego” entered into a Business Operation Right agreement with and Zhuhai Tengda International Travel Agency Co., Ltd. (“Tengda Travel”). Based on the agreement, Realgold obtained 20 years of business operation right from Tengda Travel from Nov 11, 2012 to November 19, 2032 for a consideration of US$16,038 (RMB100,000) per year.

On November 25, 2012, Realgold entered into an equity transfer agreement with the owners of Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”) to transfer 100% equity of Tengda Hotel to Realgold for a consideration of US$64,241(RMB400,000).  The agreement is not yet finalized and is pending for the final approval of the Ministry of Foreign Trade and Economic Cooperation of Guangdong Province.

Tengda Hotel and Tengda Travel are wholly owned subsidiaries of Zhuhai Tengfei Investment Co., Ltd. (“Tengfei Investment), which is a Company registered in People’s Republic of China   , They are considered as entities under common control. Accordingly, the financial statements for Tengda Hotel and Tengda Travel have been combined for all periods presented, similar to a pooling-of-interests.

Tengda Travel is a limited liability company formed under the laws of the People’s Republic of China on December 23, 2011. As of September 30, 2012, Tengda Travel had registered capital of RMB 300,000, or approximately $47,662 based on the exchange rate as of September 30, 2012. Tengda Travel’s principal activity is to provide packaged tours, air ticketing, reservation of hotel rooms and golf courses and organize corporate conferences, exhibitions and show events for its customers.

Tengda Hotel, formerly named Zhuhai Meihua Hotel Co., Ltd., is a limited liability company formed under the laws of the People’s Republic of China on January 16, 2006. Tengda Hotel had registered capital of RMB 500,000, or approximately $79,403 based on the exchange rate as of March 31, 2012. Tengda Hotel is a three-star hotel with 59 guest rooms, including 24 Standard Rooms, 24 Deluxe Rooms, 10 Business Rooms and 1 Luxury Suite, with many other amenities including fitness club, gym, business center, gift shop, meeting room , ballroom, game room, and a large parking lot.

3. Summary of Significant Accounting Policies

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying combined financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Principle of combination

The accompanying combined financial statements include the accounts of the Company and its affiliate under common control.  All significant inter-company accounts and transactions have been eliminated in combination.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when the following four conditions are present: (1) persuasive evidence of an agreement exists, (2) the price is fixed or determinable, (3) delivery has occurred or services are rendered, and (4) collection is reasonably assured.

Revenue derived from hotel services is recognized when the rooms are occupied and the services are performed. Travel agency services revenues are recognized when the travel-related service, golf package service or transportation is provided, or when the organization service of corporate conferences, exhibitions and show events is commenced. Deferred revenue consisting of deposits paid in advance is recognized as revenue when the services are performed for hotels and upon commencement of travel agency services.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at banks.  No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Property, plant and equipment

Fixed assets, comprising office equipment are stated at cost less accumulated depreciation. Depreciation for office equipment, except computers, is computed using the straight-line method over the estimated useful lives of 5 years. Depreciation for computers is computed using the straight-line method over the estimated useful lives of 3 years.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners.

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes.  Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.  Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each period end.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using year end exchange rates. Income and expense items are translated at the average exchange rates in effect during the year. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the combined financial statements were as follows:

	2012	2011
Six months end RMB : USD exchange rate	6.2857	6.3830
Six-months-average RMB : USD exchange rate	6.3366	6.4681

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

4.  Cash

Cash is summarized as follows:

	September 30, 2012	March 31, 2012
Cash on hand	$ 10,013	$ 0
Cash at bank	3,679	3,608
	$ 13,692	$ 3,608

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents (Note 3).  Management believes that Company’s cash and cash equivalents held by major banks located in the PRC are of high credit quality as of September 30, 2012.

5. Other receivables

Other receivables are summarized as follows:

	September 30, 2012	March 31, 2012

Other receivables	$--	$451

There was no allowance made for doubtful other receivable as of September 30, 2012 and March 31, 2012.  Other receivables consist of refundable rental deposits and private borrowings.

6. Shareholders Receivables

During the periods presented, the Company has receivables due from its shareholders. The loans are unsecured and bear no interest. These loans have no fixed payment terms. The loans balance at September 30, 2012 and March 31, 2012 totaled zero and $28,676, respectively.

7. Property, plant and equipment

Property, plant and equipment, net consist of the following:

	September 30, 2012	March 31, 2012

Office equipment	$795	$794
Less: Accumulated depreciation	(756)	(754)
Property, plant and equipment in service, net	39	40

During the six months ended September 30, 2012 and 2011, depreciation expenses amounted to nil and $122, respectively, and were recorded as general and administrative expense.

8.

Income Tax

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

Tengda Hotel and Tengda Travel were incorporated in PRC and are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws.  (“EIT Law”)  The statutory tax rate is 25%.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At September 30, 2012, the Company had a net operating loss carry forward of approximately $112,313 that may be offset against future taxable income.  No tax benefit has been reported in the financial statements because the Company believes that it is more likely than not that the carry forwards will expire unused.  The utilization of future losses may be limited under various provisions of the tax code pertaining to continuity of business operations limits and substantial changes in ownership.  Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.    Income tax periods 2010, 2011, and 2012 are open for examination by taxing authorities.

Six Months Ended September 30,
Income Tax Expenses:	2012	2011
Current	$-	$-
Deferred	-	-
	$-	$-

The Company applied the provisions of ASC 740.10.50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

9. Operating Risk

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi.  In the opinion of the management, the Company does not have significant foreign currency risk exposure.

Zhuhai Tengda Business Hotel Co., Ltd. & Zhuhai Tengda International Travel Agency Co., Ltd.

(Wholly owned subsidiaries of Zhuhai Tengfei Investment Company Ltd.)

Notes to Combined Financial Statements (Unaudited)

September 30, 2012 and 2011

Company’s operations are substantially in foreign countries

Substantially all of the Company’s operations are processed in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

10. Operating Lease

Tengda Hotel leased an 8-story-building for hotel services from Zhuhai City Xiangzhou District Meihua Street Office under a lease agreement dated November 1, 2010 for a ten-year term commencing November 1, 2010 to October 31, 2020. Future minimum payments under this operating lease as of September 30, 2012 were as follows:

Operating
For the Twelve Months Ending September 30,	Leases
2013	$101,818
2014	102,348
2015	108,181
2016	108,181
2017	108,711
Thereafter	353,177
Total future minimum lease payments	$882,416

Total rental expense on the operating lease amounted to $50,500 and $46,897 for six months ended September 30, 2102 and 2011, respectively.

11.  Segments Reporting

The Company operates in two segments: travel agency (which provides packaged tours, air ticketing, reservation of hotel rooms and golf courses and organize corporate conferences, exhibitions and show events for its customers and travel agency.) and hotel services.

There were no inter-segment sales for the six months ended September 30, 2012 and 2011.

			Segment		Depreciation
	Six Months Ended	Net	Loss	Total	and	Capital
	Sept. 30	Sales	pre-tax	Assets	Amortization	Expenditure
Hotel Services	2012	79,133	(20,418)	653	-	-
	2011	49,017	(24,257)	5,439	122	-

Travel Agency	2012	66,057	(1,418)	24,212	-	-
	2011	-	-	-	-	-

12. Shareholders' payables

The shareholders payable of $48,525 as of September 30, 2012 mainly consisted of deposits made to hotels which provide hotel services to Tengda Agency.

13.  Subsequent Events

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in our financial statements and the required disclosures for such events.  We adopted this statement effective June 15, 2009 and have evaluated all subsequent events through the date these financial statements were issued.

On November 22, 2012, Tengda Travel entered into a Business Operation Right agreement with Realgold Venture Pte Limited (“Realgold”).  Based on the agreement, Realgold obtained 20 years of business operation right from Tengda Travel from Nov 11, 2012 to November 19 2032 for a consideration of US$16,038 (RMB100,000) per year.

On November 25, 2012, Tengda Hotel entered into an equity transferred agreement with Realgold Venture Pte Limited to transfer 100% equity of Tengda Hotel to Realgold for a consideration of US$64,241(RMB400,000).  The agreement is not yet finalized and is pending for the final approval of the Guangdong Province Department of Foreign Trade and Economic Cooperation.